Exhibit 10.3

CONVERSION AGREEMENT

THIS CONVERSION AGREEMENT is made as of the ___ day of June, 2012 by and between TRIG ACQUISITION 1, INC., a Florida corporation (the “Company”), and _______ (“Shareholder”) (collectively the “Parties”).

R E C I T A L S:

WHEREAS, the Shareholder is the holder of ____ shares of Series A Preferred Stock (“Preferred Stock”) from the Company;

WHEREAS, the Company is conducting an Offering of Secured Notes in the form set forth on Schedule A (the “Notes” or “Note”), for a maximum amount of $600,000 (the “Offering”); and

WHEREAS, the Shareholder wants to convert his shares of Preferred Stock into the Offering at the rate of $______ amount of the Note for each shares of Preferred Stock held by the Shareholder.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

AGREEMENT

1.           Conversion.  Effective as of the date hereof, the ____ shares of Preferred Stock shall be converted into a Note in the amount of $____, in full and complete satisfaction of all rights and obligations held by the Shareholder in accordance with the Preferred Stock, specifically, but not limited to, any anti-dilution rights.

2.           Note Purchase Agreement. The Shareholder shall execute this Conversion Agreement and the Note Purchase Agreement, and all other document required by the terms of the Offering. In addition, the Shareholder shall return the shares of Preferred Stock to the Company for cancellation.

3.           Note. As soon as practicable after the Shareholder complies with the requirements of Section 2 above, the Company shall deliver a duly executed Note to be issued to the Shareholder pursuant to Section 1 above.

4.           Representations and Warranties of the Company. The Company hereby represents and warrants to the Shareholder as of the date hereof, as follows:

4.1           Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to carry on its business as proposed to be conducted.

4.2           Corporate Power. The Company has all the requisite corporate power to enter into this Agreement and to issue the Note. This Agreement shall constitute a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors' rights.

4.3           Authorization.  All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the sale and issuance of the Note and the performance of the Company and the Parent’s obligations hereunder has been obtained. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms.

4.4           Valid Issuance. The Note, when issued in compliance with the provisions of this Agreement will be duly authorized and validly issued.

5.           Representations and Warranties of Shareholder. Shareholder hereby  represents and warrants to the Company that the statements in the following paragraphs of this Section 5 are all true and complete as of the date hereof:

5.1           Exempt Transaction. Shareholder understands that the offering and sale of the Note is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

5.2           Full Power and Authority.  Shareholder represents that he has full power and authority to enter into this Agreement.

5.3           Information Concerning the Company.  Shareholder has conducted his own due diligence with respect to the Company and their liabilities and believes he has enough information upon which to base an investment decision in the Company.  Shareholder acknowledges that the Company and have made no representations with respect to the Company.

5.5           Investment Experience.  The Shareholder understands that the investment in the Company involves substantial risk.  The Shareholder: (i) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Shareholder’s investment in the Company; and (ii) has such knowledge and experience in financial, tax, and business matters so as to enable Shareholder to evaluate the merits and risks of an investment in the Company, to protect Shareholder’s own interests in connection with the investment and to make an informed investment decision with respect thereto.

5.6           No Oral Representations. No oral or written representations have been made other than or in addition to those stated in this Agreement. Shareholder is not relying on any oral statements made by the Company or its representatives or affiliates.

6.           Further Assurances. Upon the request of any party at any time after the date hereof, the other parties shall forthwith execute and deliver, without any further payment of consideration by the requesting party, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as the requesting party or their counsel may reasonably request to effectuate the purposes of this Agreement.

7.           Entire Agreement and Modification.  This Conversion Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.  This Conversion Agreement may not be amended except by a written agreement executed by the Party against whom the enforcement of such amendment is sought.

8.           Governing Law. This Agreement shall be governed by the internal laws of the State of Florida without giving effect to its doctrine of conflict of laws.

9.           Entire Agreement and Modification.  This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by the Investors and the Party against whom the enforcement of such amendment is sought.

10.         Severability.  If any provision of this Conversion Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Conversion Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.         Section Headings.  The headings of Articles and Sections in this Conversion Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Conversion Agreement, unless the context indicates otherwise.

12.         Counterparts.  This Conversion Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Conversion Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Conversion Agreement as of the day and year first above written.

THE COMPANY:

TRIG ACQUISITION 1, INC.

By:
Name: AJ CERVANTES
Title: Chief Executive Officer

SHAREHOLDER:

Name: